EXHIBIT INDEX


SUB-ITEM 77D

         Changes to Certain of the Funds' Investment Policies
         Filed herewith as Exhibit 99.77D

SUB-ITEM 77I

         Terms of New or Amended Securities
         Filed herewith as Exhibit 99.77I

SUB-ITEM 77Q1 (b)

         Copies of text of policies described in answer to Sub-Item 77D Filed herewith as Exhibit 99.77Q1(b)

SUB-ITEM 77Q1 (e)

         Amendment to Advisory Agreement dated January 1, 2004
         Filed herein as Exhibit 99.77Q1(e)(1)

         Amendment to Advisory Fee Schedule dated January 29, 2004 Filed herein as Exhibit 99.77Q1(e)(2)

         Amendment to Investment Advisory Agreement dated January 1, 2004 Filed herein as Exhibit 99.77Q1(e)(3)